Exhibit 99.3

JASPER PV MAKEDONIA PRODUCTION OF ENERGIAKI S.A.

FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Independent Auditors’ Report

The Board of Directors

Jasper PV Makedonia Production of Energiaki S.A.:

We have audited the accompanying balance sheets of Jasper PV Makedonia Production of Energiaki S.A. (the “Company”) as of December 31, 2013 and 2012, and the related statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the year ended December 31, 2013 and the period from April 10, 2012 (date of incorporation) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the year ended December 31, 2013 and the period from April 10, 2012 (date of incorporation) to December 31, 2012, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG Huazhen (SGP)
Shanghai, China

February 13, 2015

STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

PERIOD FROM APRIL 10, 2012 (DATE OF INCORPORATION) TO DECEMBER 31, 2012

	Year ended December 31	Period ended December 31
In Euro	2013	2012

Revenues (note 10)	1,120,013	-
Cost of sales	(598,697)	-
Gross profit	521,316	-
Other income	-	-
Administrative expenses	(247,054)	(15,080)
Other expenses (note 15(b))	(510,084)	-
Operating loss	(235,822)	(15,080)
Finance costs (note 11)	(88,096)	-
Loss before income taxes	(323,918)	(15,080)
Income taxes (expense) / credit (note 7)	(48,404)	3,921
Loss for the year/period	(372,322)	(11,159)
Other comprehensive income for the year/period	-	-
Total comprehensive income for the year/period	(372,322)	(11,159)

The accompanying notes are an integral part of these financial statements.

BALANCE SHEETS AS OF DECEMBER 31, 2013 AND 2012

	As of December 31
In Euro	2013	2012

ASSETS:
Property, plant and equipment (note 6)	4,906,195	4,605,905
Other long term assets	5,500	4,500
Deferred tax assets (note 7(c))	51,613	3,921
TOTAL NON-CURRENT ASSETS	4,963,308	4,614,326

CURRENT ASSETS:
Trade and other receivables (note 5)	517,608	215,900
Cash and cash equivalents (note 4)	428,958	26
TOTAL CURRENT ASSETS	946,566	215,926

TOTAL ASSETS	5,909,874	4,830,252

LIABILITIES AND EQUITY:
CURRENT LIABILITIES:
Income tax payables	96,353	-
Trade and other payables (note 9)	837,002	4,676,411
TOTAL CURRENT LIABILITIES	933,355	4,676,411

NON-CURRENT LIABILITIES:

Borrowings (note 8)	3,912,500	105,000

TOTAL NON-CURRENT LIABILITIES	3,912,500	105,000
TOTAL LIABILITIES	4,845,855	4,781,411

EQUITY:
Share capital (note 13)	198,750	60,000
Share premium	1,248,750	-
Accumulated losses	(383,481)	(11,159)
TOTAL EQUITY	1,064,019	48,841

TOTAL LIABILITIES AND EQUITY	5,909,874	4,830,252

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

PERIOD FROM APRIL 10, 2012 (DATE OF INCORPORATION) TO DECEMBER 31, 2012

In Euro	Share capital	Share premium	Accumulated losses	Total

Balance at April 10, 2012 (date of incorporation)	-	-	-	-

Changes in equity for the period
Loss for the period	-	-	(11,159)	(11,159)
Other comprehensive income	-	-	-	-
Total comprehensive income	-	-	(11,159)	(11,159)

Issuance of shares	60,000	-	-	60,000

Balance at December 31, 2012	60,000	-	(11,159)	48,841

Balance at January 1, 2013	60,000	-	(11,159)	48,841

Changes in equity for the year
Loss for the year			(372,322)	(372,322)
Other comprehensive income	-	-	-	-
Total comprehensive income	-	-	(372,322)	(372,322)

Issuance of shares	138,750	1,248,750	-	1,387,500

Balance at December 31, 2013	198,750	1,248,750	(383,481)	1,064,019

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND

PERIOD FROM APRIL 10, 2012 (DATE OF INCORPORATION) TO DECEMBER 31, 2012

	Year ended December 31	Period ended December 31
In Euro	2013	2012

Cash flows from operating activities

Loss before taxation	(323,918)	(15,080)
Adjustments for:
Depreciation	198,551	-
Finance costs	88,096	-
Tax expenses	-	-

Changes in:
Trade and other receivables	(302,708)	(220,400)
Trade and other payables	6,806	176,411

Cash generated from/ (used in) operating activities	(333,173)	(59,069)

Tax paid	-	-

Net cash generated from/ (used in) operating activities	(333,173)	(59,069)

Cash flows from investing activities
Purchase of property, plant and equipment	(4,429,130)	(105,905)

Net cash used in investing activities	(4,429,130)	(105,905)

Cash flows from financing activities
Issuance of shares	1,387,500	60,000
Proceeds from borrowings	3,912,500	105,000
Payments of borrowings	(105,000)	-
Interest paid	(3,765)	-

Net cash from financing activities	5,191,235	165,000
Net increase in cash and cash equivalents	428,932	26
Cash and cash equivalents at beginning of the year/period	26	-
Cash and cash equivalents at end of the year/period	428,958	26

The accompanying notes are an integral part of these financial statements.

NOTE 1— REPORTING ENTITY

Jasper PV Makedonia Production of Energiaki S.A. (the “Company”) is principally engaged in the development, investment and operation of Photovoltaica Park.

The Company was incorporated on April 10, 2012. The address of its registered office is 6, Charilaou Trikoupi str.., 18536-Piraeus. At 31 December, 2013, all equity interests of the Company were directly held by Sinsin Renewable Investment Limited (“Sinsin Renewable”), which was a subsidiary of Xinxing Pipes Ductile Iron Pipes Co., Ltd (“Xinxing Pipes”). On December 1, 2014, all equity interests of the Sinsin Renewable were acquired by Solar Power, Inc. (“SPI”), an entity whose common stock is traded on the Over the Counter Bulletin Board in the United States.

The accompanying financial statements were authorized for issue by the Board of Directors of the Company on February 13, 2015.

NOTE 2— BASIS OF PREPARATION OF FINANCIAL STATEMENTS

The accompanying financial statements of the Company have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”), which collective term includes all applicable individual International Financial Reporting Standards, International Accounting Standards (“IASs”) and Interpretations issued by the International Accounting Standards Board (“IASB”).

The accounting policies set out in note 3 have been applied in preparing the financial statements for the year ended December 31, 2013 and the comparative information presented in these financial statements for the period from date of incorporation of April 10, 2012 to December 31, 2012.

The financial statements have been prepared under the historical cost convention.

The preparation of financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in note 17. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to operate profitably, to generate cash flows from operations, and to pursue financing arrangements to support its working capital requirements.

NOTE 3—SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these financial statements are set out below.

3.1     CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash on hand and cash at banks with maturities of three months or less from the acquisition date that are subject to an insignificant risk of changes in their fair value, and are used by the Company in the management of its short-term commitments.

3.2     TRADE AND OTHER RECEIVABLES

Trade and other receivables are initially recognized at fair value and thereafter stated at amortized cost using the effective interest method, less allowance for impairment of doubtful debts (see note 3.5(b)), except where the receivables are interest-free loans made to related parties without any fixed repayment terms or the effect of discounting would be immaterial. In such cases, the receivables are stated at cost less allowance for impairment of doubtful debts.

3.3     FOREIGN CURRENCY TRANSACTIONS

The Company’s financial statements are presented in Euros, which is the functional currency of the Company.

Transactions denominated in foreign currencies are translated to the functional currency of the Company at the foreign exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at the balance sheet date. Exchange gains and losses are recognized in profit or loss.

3.4     PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at historical cost less accumulated depreciation and impairment losses (see note 3.5(a)).

Cost includes expenditure that is directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the profit or loss as incurred. Subsequent costs are depreciated over the remaining useful life of the related asset.

Depreciation is calculated using the straight-line method to allocate the cost of the assets to their residual values over their estimated useful lives as follows:

Description	Useful life (in years)
Photovoltaic park assets	25
Fixtures and equipment	1-5

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each reporting date.

An item of property, plant and equipment and any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Gains and losses on disposals are determined by comparing proceeds with carrying amount and are included in operating profit. Interest costs on borrowings specifically used to finance the construction of property, plant and equipment are capitalized during the construction period if recognition criteria are met.

3.5     IMPAIRMENT OF ASSETS

(a)     Impairment of Property, Plant and Equipment

Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflect current market assessments of the time value of money and the risks specific to the assets. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are independently identifiable cash flows (cash-generating units). Impairment loss is reversed if there has been a favourable change in the estimates used in determining the recoverable amount. A reversal in impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.

(b)     Impairment of Trade and Other Receivables

The Company assesses at the end of each reporting period whether there is objective evidence that trade and other receivable stated at amortized costs is impaired. Trade and other receivables is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the receivables (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the receivables that can be reliably estimated. The criteria that the Company uses to determine that there is objective evidence of an impairment loss include:

●	significant financial difficulty of the debtor;

●	a breach of contract, such as a default or delinquency in interest or principal payments;

●	significant changes in the market, economic or legal environment that have an adverse effect on the debtor.

For trade and other receivables, the impairment loss is measured as the difference between the receivables’ carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate, when the effect of discounting is material. The assessment is made collectively when the receivables share similar risk characteristics, such as similar past due status, and have not been individually assessed as impaired. The carrying amount of the receivables is reduced through the use of an allowance account when their recoverability are considered doubtful but not remote, and the amount of the loss is recognized in the profit or loss. When an amount of receivables is uncollectible, it is written off against the allowance account for receivables. Subsequent recoveries of amounts previously written off are credited to the profit or loss.

3.6     TAXATION

The tax expense for the period comprises current and deferred tax. Tax is recognized in the profit or loss, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in Greece. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognized, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

3.7     TRADE AND OTHER PAYABLES

Trade and other payables are recognized initially at fair value and subsequently measured at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

3.8     INTEREST-BEARING BORROWINGS

Interest-bearing borrowings are recognized initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortized cost with any difference between the amount initially recognized and redemption value being recognized in the profit or loss over the period of the borrowings, together with any interest and fees payable, using the effective interest method.

3.9     PROVISION AND CONTINGENCIES

Provisions are recognized for other liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

3.10     REVENUE

Revenue is measured at the fair value of the consideration received or receivable. Provided it is probable that the economic benefits will flow to the Company and the revenue and costs, if applicable, can be measured reliably, revenue is recognized in profit or loss as follows.

(a)	Sales of Electricity

Revenue from the sales of electricity is recognized when electricity has been delivered on grid and is measured based on the tariff rates determined by the relevant local government authority.

3.11     RELATED PARTY

a)	A person, or a close member of that person’s family, is related to the Company if that person:

i)	has control or joint control over the Company;

ii)	has significant influence over the Company; or

iii)	is a member of the key management personnel of the Company or the Company’s parent or ultimate controlling shareholders.

b)	An entity is related to the Company if any of the following conditions applies:

i)	The entity and the Company are members of the same group;

ii)	One entity is an associate or joint venture of the other entity (or an associate of joint venture of a member of a group of with the other entity is a member);

iii)	Both entities are joint ventures of the same third party;

iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity;

v)	The entity is a post-employment benefit plan for the benefit of employees of the Company or an entity related to the Company;

vi)	The entity is controlled or jointly controlled by a person identified in (a);

vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity);

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

NOTE 4—CASH AND CASH EQUIVALENTS

	As of December 31
In Euro	2013	2012

Cash at banks	428,958	26
Total	428,958	26

NOTE 5—TRADE AND OTHER RECEIVABLES

	As of December 31
In Euro	2013	2012

Trade receivables	384,443	-
Value added tax recoverable	48,057	133,400
Prepayment and other receivables	85,108	82,500
Total	517,608	215,900

Trade receivables represent amount due from Lagie SA for the sales of electricity. Credit period of one month is normally granted to the customer. All trade receivables balances have been settled.

NOTE 6—PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are summarized as follows:

In Euro	Photovoltaic park assets	Fixtures and equipment	Construction in progress	Total

Cost:
Balance at April 10, 2012	-	-	-	-
Additions	-	-	4,605,905	4,605,905
Transfer from Construction in progress	1,375,905	-	(1,375,905)	-
Balance at December 31, 2012	1,375,905	-	3,230,000	4,605,905

Balance at January 1, 2013	1,375,905	-	3,230,000	4,605,905
Additions	-	50,341	448,500	498,841
Transfer from Construction in progress	3,678,500	-	(3,678,500)	-
Balance at December 31, 2013	5,054,405	50,341	-	5,104,746

Accumulated depreciation:
Balance at April 10, 2012	-	-	-	-
Depreciation for the period	-	-	-	-
Balance at December 31, 2012	-	-	-	-

Balance at January 1, 2013	-	-	-	-
Depreciation for the year	(198,131)	(420)	-	(198,551)
Balance at December 31, 2013	(198,131)	(420)	-	(198,551)

Net book value
At December 31, 2012	1,375,905	-	3,230,000	4,605,905
At December 31, 2013	4,856,274	49,921	-	4,906,195

Photovoltaic park assets primarily included costs of acquiring permits, construction fees of the park, costs of items installed in the park including solar panels, and other costs incurred that are directly attributable to getting the park ready for its intended use of grid connection with customer for supply of electricity.

NOTE 7—TAXATION

(a)	Taxation in the profit or loss represents:
	Year ended December 31	Period ended December 31
In Euro	2013	2012
Current tax	(96,096)	-
Deferred tax – origination and reversal of temporary differences	47,692	3,921
Tax (expense)/ credit	(48,404)	3,921

On January 11, 2013, the Parliament of Greece enacted a new tax law-4110/2013 “Income Tax Provisions, Issues Related to the Authorities of the Ministry of Finance And other Regulations” (the “New Tax Law”). Under the New Tax Law, the income tax rate for entities incorporated in Greece changed from 20% to 26% effective for the statutory year ended from August 31, 2013 and thereafter. Therefore, the applicable income tax rate of the Company changed from 20% for the year ended December 31, 2012 to 26% for the year ended December 31, 2013.

(b)	Reconciliation between tax (expense)/credit and accounting loss at applicable tax rate:

	Year ended December 31	Period ended December 31
In Euro	2013	2012

Loss before taxation	(323,918)	(15,080)
Notional tax on loss before tax, calculated at the statutory tax rate of 26% (2012: 20%)	84,219	3,016
Non-deductible expenses*	(132,623)	-
Others	-	905
Total	(48,404)	3,921

* Non-deductible expenses are primarily related to the consultancy services fees charged by the related parties of the former shareholders of the Company (see note 15(b)).

(c)	Deferred tax assets and liabilities recognized:

The components of deferred tax assets/(liabilities) recognized in the balance sheet and the movements during the year/period are as follows:

In Euro	Property plant and equipment	Special levy *	Others	Total

Balance at April 10, 2012(date of incorporation)	-	-	-	-

Credit/(Charged) to profit or loss	-	-	3,921	3,921

Balance at December 31, 2012	-	-	3,921	3,921

Balance at January 1, 2013	-	-	3,921	3,921

Credit/(Charged) to profit or loss	(31,123)	82,736	(3,921)	47,692

Balance at December 31, 2013	(31,123)	82,736	-	51,613

*	Special levy is deductible for tax purposes over 5 years but was expensed as incurred in the Company’s statement of profit or loss and other comprehensive income.

NOTE 8—BORROWINGS

	As of December 31
In Euro	2013	2012
Long term borrowings	3,912,500	105,000

The Company’s borrowings at December 31, 2013 represent unsecured loans from Sinsin Renewable (see note 15(c)). The loan is charged at a fixed annual interest rate of 5.95% and is wholly repayable on August 9, 2033.

The Company’s borrowings at December 31, 2012 represent unsecured long term loan from an unrelated third party. The Company borrowed the loan in July 2012. The loan is wholly repayable in June 2022. The loan carries interest-free period up to December 31, 2016 and is charged at an annual interest rate of 15% thereafter. The loan was early repaid in October 2013 when Sinsin Renewable acquired the entire equity interests of the Company.

NOTE 9—TRADE AND OTHER PAYABLES

	As of December 31
In Euro	2013	2012
Payables for property plants and equipment	746,122	4,676,411
Accrued interests on borrowings	84,331	-
Other payable and accruals	6,549	-
Total	837,002	4,676,411

NOTE 10—REVENUE

	Year ended December 31	Period ended December 31
In Euro	2013	2012

Sales of electricity	1,120,013	-

Revenue represents sales of electricity generated from Photovoltaic Park assets owned by the Company. The Company entered into long-term power purchase contract with Lagie SA in Greece, the sole customer of the Company, for the supply of electricity at the prevailing effective tariff rate determined by the relevant local government authority in Greece. Lagie SA is a state-controlled company in Greece.

On April 7, 2014, Law 4254/2014 (the “Law 4254/2014”) was voted and passed in Greece. Pursuant to the Law 4254/2014, the tariff for sales of electricity by Photovoltaic Parks in Greece was reduced by 30%~37.5% effective from January 1, 2013. As of December 31, 2013, management considered the likelihood of a downward adjustment of the tariff for electricity sale of the Company made to the customer and concluded that it was probable such a retrospective adjustment would be imposed by the government authority upon passage of the new law. Accordingly, management has recorded the Company’s revenue for the year ended December 31, 2013 in the accompanying financial statements based on the adjusted 2013 tariff rate under the Law 4254/2014.

NOTE 11—FINANCE COSTS

	Year ended December 31	Period ended December 31
In Euro	2013	2012

Interest expenses on borrowings	87,848	-
Other finance charges	248	-
Finance costs recognized in profit or loss	88,096	-

NOTE 12—FINANCIAL INSTRUMENTS—RISK MANAGEMENT AND FAIR VALUES

The Company’s activities in the normal course expose the Company to credit risk, liquidity risk and interest rate risk.

The Company’s exposure to these risks and the financial risk management policies and practices used by the Company to manage these risks are described below.

(a)	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s receivables from customers. Management monitors the exposures to these credit risks on an ongoing basis.

The company only has one customer, which is Lagie SA. The Company has significant concentration of credit risk on trade and other receivables. Given Lagie SA is a state-controlled company, the management considered that the credit risk is at a low level and the trade receivable amounts are fully recoverable.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the statement of financial position. The Company does not provide any guarantees which would expose the Company to credit risk.

(b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. Management’s approach in managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The Company is one of the subsidiaries of a larger group. The liquidity of the Company is primarily dependent on its ability to maintain adequate cash inflows from operations and obtain adequate finance from or through its holding companies.

As at December 31, 2013, the Company had net current assets of approximately Euros 13,211 (2012: Euros (4,460,485)).

The following table detail the remaining contractual maturities at the end of the reporting period of the Company’s financial liabilities, which are based on the contractual undiscounted cash flows (including interest payments computed using contractual rates) and the earliest date the Company can be required to pay:

As of December 31, 2012

	Carrying amount	Contractual undiscounted cash outflow
		Within 1 year	More than 1 year but less than 2 years	More than 2 year but less than 5 years	Total
Trade and other payables	4,676,411	4,676,411	-	-	4,676,411
Borrowings	105,000	-	-	105,000	105,000
Total	4,781,411	4,676,411	-	105,000	4,781,411

As of December 31, 2013

	Carrying amount	Contractual undiscounted cash outflow
		Within 1 year	More than 1 year but less than 2 years	More than 2 years but less than 5 years	More than 5 years	Total

Trade and other payables	837,002	837,002	-	-	-	837,002
Borrowings	3,912,500	-	465,588	698,381	7,404,406	8,568,375
Total	4,749,502	837,002	465,588	698,381	7,404,406	9,405,377

(c)	Interest rate risk

The Company’s interest rate risk arises primarily from interest-bearing borrowings. Borrowings issued at variable rates and at fixed rates expose the Company to cash flow interest rate risk, and fair value interest rate risk respectively. The Company normally borrows long term loans which carry fixed rates in order to limit its exposure to interest rate risk.

The following table details the interest rate profile of the Company’s borrowings at the end of reporting periods.

	2013		2012
	Effective interest rate	Carrying value	Effective interest rate	Carrying value
		Euro		Euro
Fixed rate instruments:
Borrowings	5.95%	3,912,500	6.75%	105,000

(d)	Fair value measurement

The Company did not hold any financial assets and liabilities carried at fair value as at December 31, 2013 and 2012.

The carrying amount of the Company’s financial assets and liabilities carried at cost or amortized cost are not materially different from their fair value as at December 31, 2013 and 2012.

NOTE 13—SHARE CAPITAL

（a）	Movement of share capital

	2013	2012
	Number of Shares	Number of Shares

In issue at January 1/date of incorporation	6,000	-
Issued for cash	13,875	6,000
In issue at December 31	19,875	6,000

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual asset.

During the period ended December 31, 2012, 6,000 ordinary shares were issued at a consideration of 60,000 to the prevailing shareholder of the Company.

During the year ended December 31, 2013, 138,750 ordinary shares were issued at a consideration of Euro 1,387,500 to the prevailing shareholder of the Company.

(b) Capital management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern so that it can provide returns for equity holders and benefits for other stakeholders and secure access to finance at a reasonable cost.

NOTE 14—OPERATING LEASE COMMITMENT

At December 31, 2013, total future minimum lease payments under non-cancellable operating leases are payable as follows:

	2013	2012
	Euro	Euro

No later than 1 year	12,300	-
Later than 1 year and no later than 5 years	52,800	-
Later than 5 years	13,200	-
Total	78,300	-

The Company is the lessee in respect of the land on which the Photovoltaic Park is located. The lease is held under operating leases and does not include contingent rentals.

NOTE 15—RELATED PARTY TRANSACTIONS

The Company entered into the following material transactions with its related party during the reporting period:

(a)	Finance Costs

	Year ended December 31	Period ended December 31
In Euro	2013	2012

Immediate holding company:
Sinsin Renewable	84,331	-

The Company had the following balances with its related party at the end of the reporting period:

(b)	Consultancy services fees

In April 2013, the Company entered into services contracts with Dionic Energy S.A., Dionic AEBE and ATCOM Internet & Mutilmedia S.A. (“ATCOM”), related companies of Possession Limited (the prevailing shareholder of the Company), which agreed to provide the Company with consultancy services including but not limited to administration and information technology for a period ranging from 3 months to one year. The contract services fees payable to Dionic Energy S.A., Dionic AEBE and ATCOM amounted to Euros 210,000, Euros 295,000 and Euros 129,000 respectively. These services contracts had either been expired or early terminated when Sinsin Renewable acquired the entire equity interests of the Company on October 2, 2013 and becomes the shareholder of the Company. Upon the expiry or early termination of these services contracts, the Company paid the entire contract services fees totaling Euros 634,000, of which Euros 505,000 and Euros 129,000 were recognised in other expenses and administrative expenses respectively in the Company’s statement of profit or loss and other comprehensive income.

(c)	Borrowings

	As of December 31
In Euro	2013	2012

Immediate holding company:
Sinsin Renewable	3,912,500	-

(d)	Trade and other payables

	As of December 31
In Euro	2013	2012

Immediate holding company:
Sinsin Renewable	84,331	-

NOTE 16—IMMEDIATE AND ULTIMATE CONTROLLING PARTY

At December 31, 2013, the directors considered the immediate holding company to be Sinsin Renewable, which is incorporated in Malta, and ultimate holding company to be XINXING PIPES, which is incorporated in the PRC. XINXING PIPES produces financial statements in accordance with PRC accounting standards that are available for public use.

On December 1, 2014, SPI acquired all the equity interests of Sinsin Renewable and becomes the ultimate controlling party of the Company.

NOTE 17—SIGNIFICANT ACCOUNTING ESTIMATES AND JUDGEMENTS

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The selection of critical accounting policies, the judgements and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors to be considered when reviewing the financial statements. The principal accounting policies are set forth in note 3. The Company believes the following critical accounting policies involve the most significant judgements and estimates used in the preparation of the financial statements.

(a) Impairment of property, plant and equipment

The Company conducts impairment reviews on property, plant and equipment when events of changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment loss is recognised when the carrying amount of an asset is lower than the greater of its net selling price or the value in use. In determining the value in use, management assess the present value of the estimated future cash flows expected to arise from the continuing use of the asset and from its disposal at the end of its useful life. Significant estimates and judgements are applied in determining these future cash flows and the discount rate.

(b)Useful lives of property, plant and equipment

The Company’s management determines the estimated useful lives and related depreciation charges for its property, plant and equipment. This estimate is based on the historical experience of the actual useful lives of property, plant and equipment of similar nature and functions. It could change significantly as a result of technical innovations and competitor actions in response to severe industry cycles. Management will increase the depreciation charge where useful lives are less than previously estimated lives, or it will write-off or write-down technically obsolete or non-strategic assets that have been abandoned or sold.

(c)Provision for income taxes

The Company is subject to income taxes in the Greece. Significant judgment is required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Deferred income tax assets relating to temporary differences and tax losses are recognised when management expects it is probable that future taxable profits will be available to utilise against the temporary difference or tax losses. Where the expectations are different from the original estimates, such differences will impact the recognition of deferred income tax assets in the period in which such estimates have been changed.

NOTE 18- POSSIBLE IMPACT OF AMENDMENTS, NEW STANDARDS AND INTERPRETATIONS ISSUED BUT NOT YET EFFECTIVE FOR THE ANNUAL ACCOUNTING PERIOD ENDED 31 DECEMBER 2013

Up to the date of issue of these financial statements, the IASB has issued a number of amendments, new standards and interpretations which are not yet effective for the year ended December 31, 2013 and which have not been adopted in these financial statements.

Effective annual financial periods beginning on or after
Amendments to IFRS 10, IFRS 12 and IAS 27, Investment entities	January 1, 2014
Amendments to IAS 32, Financial instruments: Presentation - Offsetting financial assets and financial liabilities	January 1, 2014
Amendments to IAS 36, Recoverable amount disclosure for non-financial assets	January 1, 2014
Amendments to IAS 39, Novation of derivatives and continuation of hedge accounting	January 1, 2014
IFRIC 21, Levies	January 1, 2014
Amendments to IAS 19, Defined benefit plans: Employee contributions	July 1, 2014
Annual improvements to IFRS 2010-2012 cycle	July 1, 2014
Annual improvements to IFRS 2011-2013 cycle	July 1, 2014
Annual improvements to IFRS 2012-2014 cycle	January 1, 2016
Amendments to IFRS 11, Accounting for acquisitions of interests in joint ventures	January 1, 2016
Amendments to IAS 16 and IAS 38, Clarification of acceptable methods of depreciation and amortization	January 1, 2016
Amendments to IAS 27, Equity method in separate financial statements	January 1, 2016
Amendments to IFRS 10 and IAS 28, Sale or contribution of assets between an investor and its associate or joint venture	January 1, 2016
IFRS 15, Revenue from contracts with customers	January 1, 2017
IFRS 9, Financial Instruments	January 1, 2018

Management has made an initial assessment of what the impact of these amendments and new standards is expected to be in the period of initial application and has so far concluded that the adoption of them is unlikely to have a significant impact on the Company’s results of operations and financial position.

NOTE 19- SUBSEQUENT EVENT

In addition to those subsequent events disclosed in note 10 and note 16, the following event has taken place after December 31, 2013.

The Company’s revenue is subject to a special levy under the law of 4093/2012 pronounced in November 12, 2012 (the “Law 4093/2012”). Pursuant to the Law 4093/2012, the special levy would be charged for a period of 2 years starting from July 1, 2012. Pursuant to the Law of 4254/2014 voted and passed on April 7, 2014, the special levy under the Law 4093/2012 would no longer be charged from April 2014 onwards.